Exhibit 6

                             JOINT FILING AGREEMENT

                     This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the Common Stock, par value $.01 per share, of Transit Group, Inc. is being filed on behalf of each of the undersigned under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: April 19, 2001


                               GE CAPITAL EQUITY INVESTMENTS, INC.

                               By: /s/ Barbara J. Gould
                                   --------------------------------------------
                                   Barbara J. Gould, Managing Director,
                                   Associate General Counsel and Assistant
                                   Secretary



                               GENERAL ELECTRIC CAPITAL CORPORATION

                               By: /s/ Barbara J. Gould
                                   --------------------------------------------
                                   Barbara J. Gould, Department Operations
                                   Manager



                               GENERAL ELECTRIC CAPITAL SERVICES, INC.

                               By: /s/ Barbara J. Gould                       *
                                   --------------------------------------------
                                   Barbara J, Gould , Attorney-in-Fact



                               GENERAL ELECTRIC COMPANY

                               By: /s/ Barbara J. Gould                       *
                                   --------------------------------------------
                                   Barbara J. Gould, Attorney-in-Fact


* Powers of attorney, each dated as of February 22, 2000, by General Electric Capital Services, Inc. and General Electric Company, respectively, are hereby incorporated by reference to Schedule 13D for Luxtec Corporation, filed March 12, 2001 by GE Capital Equity Investments, Inc.